SCC710N
(09/03)

# COMMONWEALTH OF VIRGINIA
# STATE CORPORATION COMMISSION

## ARTICLES OF AMENDMENT

## CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION
**By Unanimous Consent of the Shareholders**

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

1. The current name of the corporation is Tubex USA, Inc.

2. The name of the corporation is changed to Fiberweb Geos, Inc.

3. The foregoing amendment was adopted by unanimous consent of the shareholders on

May 11, 2012
(date)

4. The amendment is to be effective on May 22, 2012 at 12:01 am.

Executed in the name of the corporation by:

[signature] (signature) — 5/15/12 (date)

Peter N. Hamilton (printed name) — Secretary (corporate title)

(telephone number (optional)) — (corporation's SCC corporate ID no.)

*(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)*

**See instructions on the reverse.**

**COMMONWEALTH OF VIRGINIA**
**STATE CORPORATION COMMISSION**

AT RICHMOND, MAY 17, 2012

The State Corporation Commission has found the accompanying articles submitted on behalf of

Fiberweb Geos, Inc. (formerly TUBEX USA INC. )

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

## CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 22, 2012.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By Mark C. Christie

Mark C. Christie
Commissioner

12-05-16-1212
AMENACPT
CIS0322

**Articles of Incorporation**

**of**

**TUBEX USA INC**

I hereby associate to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and to that end set forth the following:

(a) The name of the corporation is **TUBEX USA INC .**

(b) The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business, not required to be specifically stated in these articles of incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

(c) The aggregate number of shares which the corporation shall have the authority to issue shall be five thousand (5000), which shall consist of one class only, known as common shares.

(d) The shareholders shall have the pre-emptive right to acquire unissued shares of the corporation.

(e) The address of the initial registered office of the Corporation is 50 Lodge Lane, Suite 114, Verona, VA 24482, the principal place of business of the Corporation. The name of the initial registered agent at such address is John C. McCue, a resident of Virginia and a director of the Corporation whose business office is identical with the registered office. Said registered office is located in the County of Augusta, Virginia.

WITNESS the following signature and seal this the 19th day of January, 2011.

Douglas C. Woodworth

Douglas C. Woodworth, Incorporator